Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 6, 2004, except for Notes 2 and 11 as to which are dated April 14, 2004, on the consolidated financial statements of Global Med Technologies, Inc. and subsidiary.

     We also consent to the reference to our firm under the heading “expert”.

Ehrhardt Keefe Steiner & Hottman PC

December 3, 2004
Denver, Colorado